PROMISSORY NOTE


      For value received, the undersigned promise to pay to the order of Bassett Boat Company of Florida, the sum of Two Hundred Thousand Dollars ($200,000.00) ($100,000 from May 18, 1995 and $100,000.00 from June 13, 1995), together with interest thereon at the rate of 10.00% per annum on the unpaid balance.

      Said principal and interest shall be payable in the manner following:

      Payment of principal and interest due in full on or before January 15, 1997.

      The undersigned may prepay this note without penalty. In the event any payment due hereunder is not paid when due, the entire balance shall be immediately due upon demand of any holder. Upon default, the undersigned shall pay all reasonable attorney fees and costs necessary for the collection of this note.

      This note is being executed to replace those existing notes dated May 18, 1995 and June 13, 1995. Interest will be accrued from the date of the original notes.

      The borrower hereby provides Bassett Boat Company of Florida, as collateral, a first priority interest, after amounts due Robert Malt (5%) and contingent legal fees to Caruso, Burlington and Bart Fisher, in the proceeds of the final judgment for delay damages awarded to TF Systems, Inc. in its case No. CL9012772AE, as plaintiff, against Fu Sheng Industrial Co., Ltd et al, as defendants, on December 22, 1994. Such collateral will exclude the supersedeas bond proceeds currently held by the Court for the benefit of TF Systems, Inc. and Robert Malt. Additionally, Bassett Boat Company of Florida is hereby granted additional collateral in the form of TF Purifiner's rights to receive dividend payments from TF Purifiner (Europe) Ltd. pursuant to the Joint Venture Agreement between TF Purifiner, Inc., TF Systems, Inc., Centrax Limited, The Barr Family and A. N. Davies, dated December 18, 1995. These dividend payments will be distributed by TF Purifiner, Inc. on a pro rata basis to certain parties, including Bassett Boat Company of Florida.

This note is also the person obligation of Richard C. Ford.

Signed under seal this 21st day of December 1995:


/s/Richard C. Ford         /s/Richard C. Ford         /s/Richard C. Ford
---------------------      ---------------------      ---------------------
Richard C. Ford            TF Systems, Inc.           TF Purifiner, Inc.
Individual                 Richard C. Ford,           Richard C. Ford,
                           President                  President